Exhibit 10.1
TRINITY INDUSTRIES, INC.
PERFORMANCE RESTRICTED STOCK UNIT
GRANT AGREEMENT
PERFORMANCE PERIOD __________
THIS PERFORMANCE RESTRICTED STOCK UNIT GRANT AGREEMENT (the “Agreement”), is made by and between TRINITY INDUSTRIES, INC. (hereinafter called the “Company”) and __________________ (hereinafter called the “Grantee”), is made as of the ____ day of _____, 20___ (the “Date of Grant”); the Performance Period for this award is the ______-year period from ____________ through ________________.
WITNESSETH:
WHEREAS, the Grantee complies with the requirements of eligibility for the award of performance-based restricted stock units under the Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “Plan”); and
WHEREAS, the Company has determined to grant to the Grantee a target award of ______________ Restricted Stock Units, denominated in Common Stock of the Company, so that one unit is valued as one Common Share, subject to the terms and conditions hereinafter set forth, as a performance incentive affording the Grantee an opportunity to obtain an increased proprietary interest in the Company thereby promoting a closer nexus between the Grantee’s interest and the interests of the Company, and to stimulate Grantee’s enthusiastic participation in the development, growth, performance, and financial success of the Company;
NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:
1. Grant of Performance-Based Restricted Stock Units.
Subject to the terms and conditions of the Plan, this Agreement, and the restrictions set forth below, the Company hereby grants to the Grantee the total number of Restricted Stock Units set forth above as a target award (the “Target Performance Units”); provided that the actual number of Restricted Stock Units that may be earned under this Agreement will be between zero (0) and _______% of the Target Performance Units, based upon the achievement of the goals and objectives during the Performance Period, as set forth on the attached Appendix (such actual number of Restricted Stock Units earned referred to herein as “Earned Performance Units”). Each Earned Performance Unit shall be converted into one share of Common Stock of the Company, in accordance with and subject to the terms and conditions of the Plan and this Agreement.

2. Stockholder Status.
The Grantee will have no rights as a stockholder with respect to any units covered by this Agreement until shares are delivered to the Grantee. The Restricted Stock Units awarded under this Agreement shall be subject to the terms and conditions of this Agreement and the Plan. The Grantee, by his or her execution of this Agreement, agrees to execute any documents requested by the Company in connection with the delivery of the Target Performance Units, Earned Performance Units, and shares of Common Stock based on conversion of Earned Performance Units.
3.	Vesting; Timing of Delivery of Shares of Common Stock.
Subject to special vesting and forfeiture rules in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Restricted Stock Units shall become vested (i.e., become Earned Performance Units) effective as of ____________, upon certification by the Human Resources Committee of the Board of Directors (the “Committee”) of the achievement of the requirements/targets set forth on the Appendix attached to this Agreement as of the end of the Performance Period, which Appendix is by this reference made a part hereof.
In addition, the following special rules shall apply:
(i)	In the event of the death or Disability (as defined in the Plan) of the Grantee prior to the ________ anniversary of the date of this Agreement, the performance goals set forth on the attached Appendix shall be assumed to have been met at the target level on the date of such death or Disability, and the Grantee (or the Grantee’s personal representative) shall be vested in Earned Performance Units on such date equal to the Target Performance Units multiplied by a fraction, the numerator of which is the number of days from the Date of Grant to the date of death or Disability, and the denominator of which is the number of days in the full Performance Period;

(ii)	In the event a Change in Control (as defined in the Plan) occurs, the level of performance of the performance goals set forth on the attached Appendix shall be assumed to have been met at the target level on the date of such Change in Control, and the Grantee (or the Grantee’s personal representative) shall be vested in Earned Performance Units on such date equal to the Target Performance Units;

(iii)	Subject to item (iv) below, in the event the Grantee’s employment terminates due to termination without cause or Retirement (as defined in the Plan) prior to the ________ anniversary of the date of this Agreement, the Grant of Target Performance Units shall not be immediately forfeited and Grantee shall be vested in Earned Performance Units based on the level of achievement of the performance goals set forth on the attached

Appendix at the end of the Performance Period as determined by the Committee, multiplied by a fraction, the numerator of which is the number of days from the Date of Grant to the date of termination without cause or Retirement, as applicable, and the denominator of which is the number of days in the full Performance Period; or
(iv)	If, prior to the _________ anniversary date of this Agreement, Grantee’s employment terminates due to termination without cause or Retirement and Grantee is at such time serving as a director, officer, employee, owner, partner, advisor, agent, or consultant for (a) any business or entity that competes, directly or indirectly, with the Company or its affiliated entities; or (b) any business or entity that is a supplier or customer of the Company or its affiliated entities, any Target Performance Units (and any Earned Performance Units), as well as any shares of Common Stock payable with respect thereto, will be subject to forfeiture at the discretion of the Committee.
Restricted Stock Units that are not vested in accordance with this Section 3 shall be forfeited on the earlier of the date of the Grantee’s termination of employment, death, Disability, Change in Control of the Company or the expiration of the Performance Period. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Restricted Stock Units shall cease and terminate, without any further obligations on the part of the Company. The Restricted Stock Units awarded hereunder shall be forfeited if the Grantee fails to comply with paragraph 7 hereof. The Target Performance Units (and any Earned Performance Units) may also be forfeited in order to satisfy amounts recoverable by the Company that the Committee determines pursuant to the Policy for Repayment on Restatement of Financial Statements as may be in effect at the time of the determination, which Policy is incorporated herein by reference.
Subject to the provisions of the Plan and this Agreement, upon the vesting of Restricted Stock Units in accordance with this Section 3, or as soon as practicable following such vesting, and in no event later than sixty (60) days after vesting of Restricted Stock Units, the Company shall convert the Earned Performance Units into the number of whole shares of Common Stock equal to the number of Earned Performance Units and shall deliver such shares to the Grantee or the Grantee’s personal representative, provided that the Grantee or Grantee’s personal representative has made appropriate arrangements with the Company in accordance with Section 27 of the Plan for applicable taxes which are required to be withheld under federal, state or local law or the tax withholding requirement has otherwise been satisfied. From and after the date of receipt of such shares, the Grantee or the Grantee’s estate, personal representative or beneficiary, as the case may be, shall have full rights of transfer or resale with respect to such stock subject to applicable state and federal regulations.
4. No Rights of Continued Service.
Nothing herein shall confer upon Grantee any right to remain an officer or employee of the Company or one of its Subsidiaries, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Subsidiaries to terminate the Grantee’s service at any time.
5. Interpretation of this Agreement.
The administration of the Company’s Plan has been vested in the Committee, and all questions of interpretation and application of this grant shall be subject to determination by a majority of the members of the Committee, which determination shall be final and binding on Grantee.
Each payment under this Agreement is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or in compliance with Section 409A, including, but not limited to, being paid pursuant to a fixed schedule or specified date pursuant to Treas. Reg. § 1.409A-3(a) and the provisions of this Agreement will be administered, interpreted and construed accordingly. Without limiting the generality of the foregoing, the term “termination of employment” or any similar term under the Agreement will be interpreted to mean “separation from service” within the meaning of Section 409A to the extent necessary to comply with Section 409A.
6. Subject to Plan.
The Target Performance Units (and any Earned Performance Units) are granted subject to the terms and provisions of the Plan of the Company, which plan is incorporated herein by reference. In case of any conflict between this Agreement and the Plan, the terms and provisions of the Plan shall be controlling. Capitalized terms used herein, if not defined herein, shall be as defined in the Plan.
7. Confidentiality.
This Performance Restricted Stock Unit Grant is to be treated as STRICTLY CONFIDENTIAL. A Grantee who shares information regarding this Performance Restricted Stock Unit Grant with other employees or outside persons, other than as required to comply with applicable laws or as necessary to manage his or her personal finances, is subject to his or her rights hereunder being forfeited upon a determination by the Committee that the Grantee has violated this paragraph.
8. Acceptance.
The grant of the Restricted Stock Units under this Agreement is subject to and conditioned upon Grantee’s acceptance of the terms hereof by the return of an executed copy of this Agreement to the Company.

DATED as of the _______ day of _____, 20__.

TRINITY INDUSTRIES, INC.
By:
Name:
Title:

GRANTEE

NAME:
ID:

APPENDIX
PERFORMANCE GOALS AND METRICS
Performance Period: _____________________
[Metrics]
Note: Payout percentage will be interpolated for performance between Threshold and Target, and for performance between Target and Maximum.
For the avoidance of doubt, there will be no payout and no Earned Performance Units if the Threshold performance level set forth above is not reached.